BancFirst Corporation Reports First Quarter Earnings

OKLAHOMA CITY, April 16, 2012 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $14.0 million or $0.91 diluted earnings per share for the first quarter of 2012 compared to net income of $11.4 million or $0.72 diluted earnings per share for the first quarter of 2011. Included in this quarter's financial results are a $4.5 million pretax securities gain, partially offset by merger related expenses and other non-operating costs totaling $2.5 million. The Company's core operating net income for the first quarter would be approximately $12.7 million or 11.5% over the first quarter of 2011 without the items described above.

The Company's net interest income for the first quarter of 2012 was $40.8 million, up $3.5 million or 9.5% from the first quarter of 2011. The increase was attributable to the increase in the Company's average loans which were $3.0 billion, up $233.1 million from the prior year. The Company's average earning assets totaled $5.2 billion as a result of internal growth combined with the acquisition made in July 2011. The Company's net interest margin for the quarter was 3.18% compared to 3.21% a year ago as interest rates remain at historically low levels. The loan loss provision for the first quarter of 2012 was $173,000, down from $788,000 a year ago. Nonperforming and restructured assets were 0.92% of total assets, up from 0.71% at December 31, 2011. Net charge-offs for the quarter were 0.03% of average loans compared to 0.08% for the quarter ended December 31, 2011. Noninterest income totaled $23.4 million, up from $17.7 million reported last year. The increase in revenues were primarily from the sale of an investment by Council Oak Investment Corporation, a wholly-owned subsidiary of BancFirst, and increased revenues from trust, commercial deposit revenues, insurance commissions and treasury management services. Noninterest expense for the quarter was $42.0 million up from $36.4 million in the first quarter of 2011. Included in this quarter's noninterest expense were $1.6 million in merger related costs and approximately $500,000 of expenses related to the sale of the previously mentioned investment. Additionally, this quarter included $1.7 million of expenses related to the July 2011 bank acquisition.

At March 31, 2012, the Company's total assets were $5.7 billion, up $129.2 million or 2.3% over December 31, 2011. Loans totaled $3.0 billion, up $35.9 million or 1.2% over December 31, 2011. Deposits increased $115.1 million from year end to $5.2 billion at March 31, 2012. The Company's equity capital was $492.0 million, an increase of $8.9 million or 1.8% over December 31, 2011.

David Rainbolt, BancFirst CEO, said "While our first quarter results were good, it is very difficult to excel in this rate environment. Asset quality is stout as is liquidity, so we are currently very comfortable with our balance sheet."

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 93 banking locations serving 51 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)
	2012
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 40,817				$ 40,817
Provision for loan losses	173				173
Securities transactions	4,032				4,032
Total noninterest income	23,437				23,437
Salaries and employee benefits	24,800				24,800
Total noninterest expense	42,037				42,037
Net income	14,005				14,005
Per Common Share Data:
Net income-basic	0.93				0.93
Net income-diluted	0.91				0.91
Cash dividends declared	0.27				0.27
Common shares outstanding	15,145,280				15,145,280
Average common shares outstanding -
Basic	15,129,868				15,129,868
Diluted	15,410,773				15,410,773
Performance Ratios:
Return on average assets	1.00%				1.00%
Return on average equity	11.45				11.45
Net interest margin	3.18				3.18
Efficiency ratio	65.42				65.42

	2011
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 37,289	$ 38,006	$ 40,218	$ 41,384	$ 156,897
Provision for loan losses	788	2,013	885	829	4,515
Securities transactions	8	1,316	50	224	1,598
Total noninterest income	17,730	19,679	20,117	19,435	76,961
Salaries and employee benefits	21,812	22,558	23,845	24,016	92,231
Total noninterest expense	36,397	39,610	41,259	41,380	158,646
Net income	11,355	10,115	12,553	11,598	45,621
Per Common Share Data:
Net income-basic	0.74	0.66	0.82	0.77	2.99
Net income-diluted	0.72	0.65	0.81	0.75	2.93
Cash dividends declared	0.25	0.25	0.27	0.27	1.04
Common shares outstanding	15,390,357	15,273,181	15,125,541	15,117,430	15,117,430
Average common shares outstanding -
Basic	15,375,644	15,364,738	15,210,090	15,122,368	15,267,357
Diluted	15,679,298	15,651,953	15,471,659	15,389,289	15,550,131
Performance Ratios:
Return on average assets	0.89%	0.77%	0.91%	0.84%	0.85%
Return on average equity	9.90	8.59	10.50	9.59	9.65
Net interest margin	3.21	3.17	3.20	3.24	3.20
Efficiency ratio	66.15	68.67	68.38	68.04	67.84

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)
	2012
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 5,737,994
Total loans	3,049,376
Allowance for loan losses	(37,633)
Securities	573,801
Deposits	5,152,856
Stockholders' equity	491,957
Book value per common share	32.48
Tangible book value per common share	28.64
Balance Sheet Ratios:
Average loans to deposits	59.99%
Average earning assets to total assets	92.51
Average stockholders' equity to average assets	8.73
Asset Quality Data:
Past due loans	$ 1,150
Nonaccrual loans	20,721
Restructured loans	18,483
Total nonperforming and restructured loans	40,354
Other real estate owned and repossessed assets	12,408
Total nonperforming and restructured assets	52,762
Nonperforming and restructured loans to total loans	1.32%
Nonperforming and restructured assets to total assets	0.92
Allowance to total loans	1.23
Allowance to nonperforming and restructured loans	93.26
Net charge-offs to average loans	0.03
	2011
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 5,239,658	$ 5,267,445	$ 5,472,306	$ 5,608,825
Total loans	2,796,390	2,861,844	2,984,114	3,013,498
Allowance for loan losses	(36,136)	(37,092)	(37,456)	(37,656)
Securities	681,159	580,059	607,046	614,977
Deposits	4,666,199	4,701,999	4,887,332	5,037,735
Stockholders' equity	466,827	470,397	474,396	483,041
Book value per common share	30.33	30.80	31.36	31.95
Tangible book value per common share	26.71	27.17	27.52	28.07
Balance Sheet Ratios:
Average loans to deposits	60.83%	60.16%	60.58%	60.97%
Average earning assets to total assets	92.49	92.49	92.22	92.76
Average stockholders' equity to average assets	9.03	8.98	8.67	8.73
Asset Quality Data:
Past due loans	$ 3,016	$ 1,166	$ 1,413	$ 798
Nonaccrual loans	24,391	22,469	29,039	21,187
Restructured loans	316	344	1,059	1,041
Total nonperforming and restructured loans	27,723	23,979	31,511	23,026
Other real estate owned and repossessed assets	15,974	15,501	16,723	16,640
Total nonperforming and restructured assets	43,697	39,480	48,234	39,666
Nonperforming and restructured loans to total loans	0.99%	0.84%	1.06%	0.76%
Nonperforming and restructured assets to total assets	0.83	0.75	0.88	0.71
Allowance to total loans	1.29	1.30	1.26	1.25
Allowance to nonperforming and restructured loans	130.35	154.68	118.87	163.54
Net charge-offs to average loans	0.06	0.15	0.07	0.08

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)
	Three Months Ended
	March 31, 2012
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,026,473	$ 42,062	5.57%
Securities – taxable	539,563	2,408	1.79
Securities – tax exempt	53,277	652	4.91
Interest bearing deposits with banks	1,580,975	974	0.25
Total earning assets	5,200,288	46,096	3.56

Nonearning assets:
Cash and due from banks	145,970
Interest receivable and other assets	312,429
Allowance for loan losses	(37,663)
Total nonearning assets	420,736
Total assets	$ 5,621,024

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 741,786	$ 274	0.15%
Savings deposits	1,706,102	1,543	0.36
Time deposits	892,134	2,432	1.09
Short-term borrowings	7,891	8	0.41
Long-term borrowings	14,451	105	2.91
Junior subordinated debentures	36,083	586	6.51
Total interest-bearing liabilities	3,398,447	4,948	0.58

Interest-free funds:
Noninterest bearing deposits	1,705,026
Interest payable and other liabilities	26,789
Stockholders' equity	490,762
Total interest free-funds	2,222,577
Total liabilities and stockholders' equity	$ 5,621,024
Net interest income		$ 41,148
Net interest spread			2.98%
Net interest margin			3.18%

CONTACT: Joe T. Shockley Jr., chief financial officer, +1-405-270-1003, or David Rainbolt, chief executive officer, both of BancFirst Corporation, at +1-405-270-1002